                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.

                                                /s/ Arthur Andersen

                                                Arthur Andersen LLP


Charlotte, North Carolina
October 11, 2001